Exhibit 3.02

RESTATED BY-LAWS
OF
INVIVO CORPORATION
(Formerly known as SENSOR CONTROL CORPORATION)
a Delaware corporation

ARTICLE I
NAME, PURPOSE AND LOCATION OF CORPORATION

     The name of the corporation (hereinafter called the “Corporation”) is INVIVO CORPORATION (formerly known as SENSOR CONTROL CORPORATION). Its duration and purpose shall be such as are expressed in its original Certificate of Incorporation and in such amendments thereto as may be made from time to time. Its principal office in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the resident agent in charge thereof shall be The Corporation Trust Company, but the Corporation may also have an office in other locations either within or without the State of Delaware as the Board of Directors may from time to time determine, or the business of the Corporation may require.

ARTICLE II
MEETING OF STOCKHOLDERS

Section 1. Place of Meetings.

     All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Date of Annual Meetings.

     Annual meetings of stockholders shall be held at which the stockholders shall elect by a plurality vote directors to succeed those whose terms expire at the time of the respective annual meetings pursuant to the Certificate of Incorporation and shall transact such other business may properly be brought before the meeting. The annual meeting shall be held at such date and a time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 3. Notice of Annual Meetings.

     Written notice of the annual meetings stating the place, date and hour of the meeting shall be given to each stockholder entitled to appear at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4. Calling of Special Meetings.

     Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by a majority of the Board of Directors, the president, or stockholders owning not less than ten percent in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meetings, but such meetings may not be called by any other person or person.

Section 5. Notice of Special Meetings.

     Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 6. Business of Special Meetings.

     Business conducted at special meetings shall be subject to the same provisions and restrictions as for annual meetings, subject to any other provision of these By-laws or as otherwise prescribed by statute or by the Certificate of Incorporation.

Section 7. Quorum.

     The holders of a majority of the voting shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Voting; Proxies.

     Unless otherwise provided in the Certificate of Incorporation, as such may be amended from time to time, each stockholder on the record date shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power-held by such stockholder, but no proxy shall be voted on or after eleven (11) months from its date of execution, unless the proxy provides for a longer period which in no case shall exceed seven (7) years from its date of execution. When a quorum is present at any meeting, a majority of the votes case by those present or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Delaware, statutes or of the Certificate of Incorporation or the By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Each stockholder entitled to vote at a meeting of stockholders onto express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy with respect to such shares. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the stockholder or his or her duly authorized agent and filed with the secretary of the Corporation. Every proxy continues in full force and effect until revoked, except, as otherwise provided by the Delaware General Corporation Law. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked by a subsequent proxy executed by the person revoking the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting, and voting in person by, the person executing the proxy.

Section 9. Inspectors of Election.

     In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election to act at a meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of the meeting may, and upon the request of any stockholder shall, appoint inspectors at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at the meeting upon the request of one or more stockholders, the holders of a majority of the shares present or represented shall determine whether one (1) of three (3) inspectors are to be appointed. In case any person appointed as inspector by the Board of Directors fails to appear or refuses to act, the vacancy may be filled at the direction of the chairman of the meeting.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents and determine the results, and shall do such acts as may be proper to conduct the election or vote with fairness to all. If there shall be three (3) inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. Upon request of the chairman of the meeting or of any stockholder or his or her proxy, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any facts found by them.

Section 10. Action Without a Meeting.

     Unless otherwise provided in the Certificate of Incorporation, as such may be amended from time to time, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 11. List of Stockholders.

     The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and, place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 12. Notice of Stockholder Business; Nominations.

          (a) Annual Meeting of Stockholders.

               (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders shall be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of such meeting, (B) by or at the direction of the Board of Directors, including by any committee duly authorized by the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 1.12, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.12.

               (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of subparagraph (a)(i) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the seventy fifth (75th) day nor earlier than the close of business on the one hundred and fifth (105th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and fifth (105th) day prior to such annual meeting and not later than the close of business on the later of the seventy fifth (75th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (2) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by subparagraph (a)(ii) of this Section 12 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the one hundred fifth (105th) day prior to such special meeting and not later than the close of business on the later of the seventy fifth (75th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting.

          (c) General.

               (i) Except as otherwise provided by law or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

               (ii) For purposes of this Section 12, the term “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

               (iii) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III DIRECTORS

Section 1. Number of Directors; Terms.

     The authorized number of Directors shall be not less than three (3) and nor more than nine (9). The exact number of directors shall be fixed, from time to time, by the affirmative vote or, written consent of the Directors of this Corporation entitled to vote.

Section 2. Vacancies.

     Subject to the provisions of the Certificate of Incorporation, as such may be amended from time to time, vacancies in the Board of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office for the remainder of the full term of the Director whose place he has-been elected to fill or of the class for which he has been designated and until his or her successor is duly elected and shall qualify if there are no Directors in office, then an election of Directors may be: held in the manner provided by the Delaware General Corporation Law.

     Further, subject to the Certificate of Incorporation, as such maybe amended from time to time, a vacancy or vacancies in the. Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the stockholders fail at any annual or special meeting of stockholders at which any Director or Directors are required to be elected, to elect the full authorized number of Directors to be voted for at that meeting, or if there are newly created directorships resulting from any increase in the authorized numbers of Directors.

Section 3. Resignation of Directors.

     Any Director may resign at any time by giving written notice to the Board of Directors, president or secretary of the Corporation, to take effect at the time specified therein. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

Section 4. Duties of Board.

     The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the Certificate of incorporation, as such may be amended from time to time, or by these By-laws directed or required to be exercised or done by the stockholders. The Board of Directors shall cause the officers of the Corporation to keep appropriate records of the proceedings of stockholders and Directors. Such records shall be maintained by and be in the custody of the secretary of the Corporation.

Section 5. Annual Meetings.

     Immediately following each annual meeting of the stockholders and at the place thereof, or at such other time and place as shall be fixed by resolution of the Board of Directors prior to the annual meeting of the stockholders, the Board of Directors shall hold a meeting for the purpose of organization, election of officers, and the transaction of such other business as they deem necessary. Notice of such meetings is hereby dispensed with. In the event that a meeting of the Board of Directors is not held immediately after the annual, meeting of the stockholders, or in the event that the Board of Directors fails to fix the time and place for such meeting, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a duly executed waiver of notice thereof.

Section 6. Regular Meetings.

     Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors and, if so determined, notices thereof need not be given.

Section 7. Special Meetings.

     Special meetings of the Board of Directors-may be called by the chairman of the Board, if any, or the president on two (2) days’ notice to each Director; special meetings shall be called by the president or secretary on like notice on written request of two Directors. Notices of special meetings shall state the place, date and hour of the meeting, but need not state the purpose for which the meeting is called.

Section 8. Quorum; Action.

     At all meetings of the Board of Directors, the majority of the number of authorized Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, as such may be amended from time to time. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Action of Directors Without a Meeting.

     Unless otherwise restricted by the Certificate of Incorporation, as such may be amended from time to time, or by these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

Section 10. Meetings Outside of State.

     The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 11. Telephone Meetings.

     Unless otherwise restricted by the Certificate of Incorporation, as such may be amended from time to time, or by these By-laws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 12. Removal of Directors.

     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any Director or the entire Board of Directors, with or without cause, may be removed by the holders of a majority of the shares entitled to vote at an election of Directors.

     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any Director may be removed with cause by an affirmative majority vote of the Board of Directors. With “cause” is only to mean a Director’s conviction of a felony, commission of any material act of dishonesty against the Corporation or misconduct by a Director having a substantial adverse effect on the business of the Corporation. Any determination of “cause” as used herein shall be made only in good faith by an affirmative vote of a majority of the Board of Directors.

Section 13. Compensation.

     Unless otherwise restricted by the Certificate of Incorporation, as such may be amended from time to time, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 14. Committees.

     The Board of Directors may, by resolution passed by a majority of the authorized number of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The quorum for the transaction of business at every meeting of a committee shall be as stated in the resolution creating the committee or, if not so stated, a majority of the members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending the By-laws of the Corporation, declaring a dividend or authorizing the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE IV
NOTICES

Section 1. Notice to Directors and Stockholders.

     Whenever, under the provisions of any statute or of the Certificate of incorporation, as such may be amended from time to time, or of these By-laws, notice is required to be given to any Director or stockholder, it shall not be construed to require personal notice, but such notice shall be given in writing and personally delivered or sent by mail, in which case it shall be addressed to such Director or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or by some form of electronic transmission, in which case it shall be so addressed as to be received by a Director or stockholder at either his or her address as it appears on the records of the Corporation or a regular place of his or her business, in which case such notice shall be deemed to be given at the time when the recipient of such transmission acknowledges its receipt.

Section 2. Waiver of Notice.

     Whenever any notice is required to be given under the provisions of applicable statutes or of the Certificate of Incorporation, as such may be amended from time to time, or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

ARTICLE V OFFICERS

Section 1. Officers.

     The officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman of the board, a president, a secretary and a chief financial officer. The Board of Directors may elect or appoint such other officers (including a chief executive officer, a chief operating officer, one or more vice presidents, a controller and one or more assistant vice presidents, assistant secretaries, assistant treasurers and assistant controllers) and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors and as are incident to their office. Any number of offices may be held by the same person, unless the Certificate of incorporation, as such may be amended from time to time, or these Bylaws otherwise provide.

Section 2. Compensation.

     The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 3. Term of Office- Vacancies.

     Each officer of the Corporation shall hold office until the next annual meeting of the Board of Directors and until his or her successor is chosen and qualified or until his or her earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 4. Removal and Resignation.

     Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting or, if a subordinate officer, by an officer upon whom the power of removal of subordinate officers has been conferred by the Board of Directors. Any officer may resign at any time by giving notice to the Board of Directors or to the president or to the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

Section 5. Chairman of the Board.

     Subject to the control of the Board of Directors, the chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors and stockholders and, if a member of the executive committee, at all meetings of the executive committee, if any, and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-laws.

Section 6. The President.

     Subject to the control of the Board of Directors, and the chairman of the board and to such powers, if any, as may be given by the Board of Directors to the chairman of the board, the president shall have general supervision, direction and control of the business of the Corporation and its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. The president shall, in the absence of the chairman of the board, preside at all meetings of the Board of Directors and stockholders and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these By-laws.

Section 7. The Vice Presidents.

     In the absence or disability of the president, the vice president, if there shall be such an officer, or if there be more than one, the vice presidents in the order determined by the president or by the Board of Directors (or if there be no such determination, then in the order of their election or appointment) shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. A vice president shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors.

Section 8. The Secretary.

     The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders, record all the proceedings of such meetings, and shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and committees thereof and of stockholders, containing the time and place of such meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors’ meetings and at meetings of committees thereof, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the By-laws or by law to be given, and he or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-laws.

Section 9. The Assistant Secretary.

     The assistant secretary, if there shall be such an officer, of if there be more than one, the assistant secretaries in the order determined by the president (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other-powers as the Board of Directors may from time to time prescribe.

Section 10. Chief Financial Officer.

     The chief financial officer of the Corporation, who shall be deemed to be synonymous with the treasurer, shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, surplus shares and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these By-laws required to be sent to them. Any surplus, including earned surplus, paid in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open for inspection by any Director.

     The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors and shall render to the president and Directors, when they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-laws.

ARTICLE VI CERTIFICATES OF STOCK

Section 1. Certificates for Shares.

     Every holder of stock in the Corporation shall be entitled to have -a certificate signed by, or in the name of, the Corporation by the chairman of the board, if any, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series’ of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Facsimile Signature.

     Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost, Stolen or Destroyed Certificates.

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation, including any expense or liability, with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfer of Stock.

     Upon compliance with provisions of the Delaware General Corporation Law restricting the transfer or registration of transfer of shares of stock, if any, and upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and upon payment of any transfer taxes due thereon, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Fixing Record Date.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Registered Stockholders.

     The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

     Provisions for the indemnification of officers, directors, employees and agents of the Corporation are set forth in the Certificate of incorporation, as amended.

ARTICLE VIII
GENERAL PROVISIONS

Section 1. Dividends.

     Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of incorporation, as such may be amended from time to time, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation, as such may be amended from time to time. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves for any proper purpose which the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Fiscal Year.

     The fiscal year of the corporation shall end on June 30.

Section 3. Seal.

     The corporate seal shall have inscribed thereon the name of the Corporation, the date of its organization and the words “CORPORATE SEAL, DELAWARE.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4. Bonds.

     The Board of Directors from time to time may require from any one or more of the officers or agents of the Corporation that he, she or they shall give bond for the faithful performance of duties in such form, in such sum and with such sureties as said Board may determine. The premiums for all such bonds shall be paid by the Corporation.

Section 5. Voting Stock in Other Corporations.

     Whenever the Corporation shall own stock of another corporation, the chairman of the board, the president, a vice president, the treasurer, or the secretary, acting either in person or by proxy, may exercise in the name and on behalf of the Corporation all voting and subscription rights thereof, but the Board of Directors may delegate such authority exclusively to any one or more other persons.

Section 6. Certificate of Incorporation.

     The term “certificate of incorporation” as used herein shall mean the Certificate of Incorporation of this Corporation and any and all restatements, amendments, additions and supplements thereto adopted in accordance with applicable law.

Section 7. Amendment by Stockholders and Directors.

     These By-laws, except as herein below provided, may be amended or repealed, in whole or in part, and new By-laws made by the stockholders at any meeting of the stockholders by the affirmative vote of the holders of at least a majority in interest of the capital stock then outstanding and entitled to vote, provided that notice of the proposed amendment or repeal or of the proposed making of new By-laws shall have been given in the notice of such meeting. These By-laws also may be amended or repealed, in whole or in part, and any new By-laws made by the stockholders by written consent of the holders of at least a majority in interest of the capital stock then outstanding and entitled to vote without the necessity of any prior notice of such amendment, repeal or adoption. Subject to the right of stockholders set forth above, By-laws may be adopted, amended or repealed by the Board, except with respect to any provisions hereof which by law, the Certificate of Incorporation, or these By-laws requires action by the stockholders. Any By-law adopted by the Directors may be amended or repealed by the stockholders.

I, the undersigned, hereby certify:

1.     That I am the duly elected, qualified and acting Secretary of Sensor Control Corporation.

2.     That the foregoing Restated By-laws of said Corporation were duly adopted as the By-laws thereof by an Action Taken by Unanimous Written Consent of the stockholders of said Corporation on February 1, 1987 and subsequently amended on November 5, 2003 and that the same do now constitute the By-laws of said Corporation.

Executed this 6th day of November, 2003.

/s/ James Hawkins

JAMES HAWKINS, Secretary